Exhibit 99.2
Ascent Industries Co. Completes Acquisition of Midwest Graphic Sales
Advances Chemicals-as-a-Service strategy and expands formulation capabilities in high-value packaging applications

Schaumburg, Illinois, May 6, 2026 – Ascent Industries Co. (NASDAQ: ACNT) today announced the successful completion of its acquisition of substantially all the assets of Midwest Graphic Sales and Sigma Coatings (together, “Midwest”), a specialty chemical formulator serving coatings for regulated, high-value packaging applications across food, pharmaceutical, and personal care end markets, as well as foodservice disposables and other consumer applications.

The acquisition builds on Ascent’s transition to a pure-play specialty chemicals company and recent organic growth momentum, including nearly double-digit growth in the first quarter of 2026 versus the prior year.

The transaction adds customer-embedded, formulation-driven demand across food, pharmaceutical, personal care, and consumer packaging applications, supported by customized solutions, strong margins, and long-tenured customer relationships that can be scaled across Ascent’s platform to drive margin expansion and accelerated growth.

The acquisition directly supports Ascent’s Chemicals-as-a-Service (“CaaS”) strategy and is expected to:
•Enhance formulation and application capabilities across coatings, inks, and packaging end markets
•Expand participation in CASE, with a focus on high-value packaging applications
•Drive cross-selling across Ascent’s existing portfolio and customer base
•Increase margin profile through a higher-value, formulation-driven product mix
•Enable future insourcing into Ascent’s manufacturing network

The acquisition is underpinned by Midwest’s existing book of business, with upside expected from strategic sourcing, vertical integration, and commercial expansion.

As part of the transaction, Midwest’s President, Brad Eshoo, and VP of Sales, Brian Eshoo, will continue with the business. Together, they represent the core growth and innovation engine of Midwest, owning key customer relationships, commercial momentum, and the product development pipeline. Their continued leadership is expected to preserve business continuity and accelerate organic growth within Ascent’s platform.

Management Commentary
“Midwest is exactly what we are building at Ascent, a high-value, customer-embedded business driven by formulation, service, and execution,” said J. Bryan Kitchen, President and Chief Executive Officer. “This transaction adds durable, customized demand that we can scale across our platform, strengthening our margin profile while accelerating growth.”

Brad Eshoo, President of Midwest Graphic Sales, added, “We’ve spent decades building a business centered on solving customer problems through formulation, service, and trust,” said Brad Eshoo. “Ascent shares that mindset, and their platform provides the scale and capabilities to accelerate our next phase of growth.”

The Company expects the transaction to be immediately accretive to both cash and Adjusted EBITDA.

Exhibit 99.2

The acquisition was funded with cash on hand. Additional details on the Midwest transaction are available in the presentations section on the Company’s investor relations website.

About Ascent Industries Co.
Ascent Industries Co. (Nasdaq: ACNT) is a specialty chemicals platform delivering differentiated, performance-driven chemical solutions. For more information about Ascent, please visit its website at www.ascentco.com.

About Midwest Graphic Sales and Sigma Coatings
Midwest Graphic Sales and Sigma Coatings (together, “Midwest”) is a specialty chemical formulator focused on coatings, inks, and high-value packaging applications across food, pharmaceutical, personal care, and consumer end markets. Founded more than 40 years ago, the business has evolved from a technical distributor into a formulation-driven platform, partnering closely with customers on product development, application-specific chemistry, and technical service.

Investor Relations
1-630-844-9181
investorrelations@ascentco.com